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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF COMCAST CORPORATION]


                                                                  March 26, 2003



Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Secretary of Comcast Corporation, a Pennsylvania corporation (the "COMPANY") and have acted for the Company in connection with the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $10,000,000,000 aggregate principal amount of (i) senior debt securities and subordinated debt securities (together, the "DEBT SECURITIES"), that shall be fully and unconditionally guaranteed by each of Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC Comcast MO Group, Inc. and Comcast MO of Delaware, Inc. (together, the "CABLE GUARANTORS"), (ii) shares of preferred stock, without par value (the "PREFERRED STOCK"), (iii) shares of Class A Common Stock, $0.01 par value (the "CLASS A COMMON STOCK"), (iv) shares of Class A Special Common Stock, $0.01 par value (the "CLASS A SPECIAL COMMON STOCK"), (v) warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock or other securities or rights (the "WARRANTS"), (vi) purchase contracts (the "PURCHASE CONTRACTS") requiring the holders thereof to purchase or sell (A) the Company's securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities, (vii) units (the "UNITS") consisting of Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Class A Common Stock or Class A Special


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Comcast Corporation                     2                          March 26,2003


Common Stock or any combination of the foregoing, (viii) guarantees (the "CABLE GUARANTEES") of the Debt Securities by the Cable Guarantors and (ix) guarantees (the "ADDITIONAL GUARANTEES") of Warrants, Purchase Contracts and Units or any combination of the foregoing by the Cable Guarantors. The Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock, Warrants, Purchase Contracts, Units, Cable Guarantees and Additional Guarantees are herein collectively referred to as the "Securities". The Debt Securities and the Preferred Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture dated January 7, 2003, as amended (the "SENIOR INDENTURE") among the Company, the Cable Guarantors and The Bank of New York, as Trustee, substantially in the form included as exhibits to the Registration Statement. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "SUBORDINATED INDENTURE") among the Company, the Cable Guarantors and The Bank of New York, as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an "INDENTURE" and collectively as the "INDENTURES". The Company may offer Depositary Shares (the "DEPOSITARY SHARES") representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

         1. Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company and proper filing with the Secretary of State of the Commonwealth of Pennsylvania of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

         2. When the specific terms of any offering or offerings of Class A Special Common Stock have been duly established by the Board of Directors of


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Comcast Corporation                     3                          March 26,2003

the Company and in accordance with provisions of any applicable underwriting agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and shares of the Class A Special Common Stock have been issued and sold against payment therefor in accordance with the applicable underwriting or other agreement or upon exchange in accordance with the terms of any Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and nonassessable.

         3. When the specific terms of any offering or offerings of Class A Common Stock have been duly established by the Board of Directors of the Company and in accordance with provisions of any applicable underwriting agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and shares of the Class A Common Stock have been issued and sold against payment therefor in accordance with the applicable underwriting or other agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

         4. When Depositary Shares evidenced by Depositary Receipts are issued and delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.

         In connection with my opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         I am a member of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.
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Comcast Corporation                     4                          March 26,2003

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption "Legal Matters" in the prospectus.


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Comcast Corporation                     5                          March 26,2003

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                                    Very truly yours,

                                                    /s/ Arthur R. Block
                                                    Arthur R. Block